UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2012

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 10, 2012, The Washington Post Company held its Annual Meeting of Stockholders. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: Election of Directors

The Company’s stockholders elected the ten persons nominated as Directors of the Company as set forth below:

Class A Common Stock Nominees

	For	Withheld	Broker Non-Votes

Lee C. Bollinger	1,229,383	0	0
Barry Diller	1,229,383	0	0
Thomas S. Gayner	1,229,383	0	0
Donald E. Graham	1,229,383	0	0
Ronald L. Olson	1,229,383	0	0
G. Richard Wagoner, Jr.	1,229,383	0	0
Katharine Weymouth	1,229,383	0	0

Class B Common Stock Nominees

	For	Withheld	Broker Non-Votes

Christopher C. Davis	5,099,524	297,336	0
Anne M. Mulcahy	4,420,489	976,371	0
Larry D. Thompson	4,658,140	738,720	0

Proposal 2: Approval of 2012 Incentive Compensation Plan

The Company’s stockholders approved the 2012 Incentive Compensation Plan, as set forth below.

Class A Common Stock

For	Against	Abstain	Broker Non-Votes

1,229,383	0	0	0

Class B Common Stock

For	Against	Abstain	Broker Non-Votes

5,133,081	242,234	0	0

Proposal 3: Approval of 2011 Compensation Awarded to Named Executive Officers

The Company’s Class A stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2011, as set forth below:

Class A Common Stock

For	Against	Abstain	Broker Non-Votes

1,229,383	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company
(Registrant)

Date: May 11, 2012	/s/ Veronica Dillon
(Signature)
Veronica Dillon
Senior Vice President, Secretary
and General Counsel